Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 19, 2014 by and between Rancher Energy Corp., a Nevada corporation (the “Company”), and Terex Energy Corp., or any Affiliate (as defined below) thereof designated by it (the “Purchaser”) provided such Affiliate (if any is designated) is designated with the prior written consent of the Company.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debenture (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligation to pay the Subscription Amount and (ii) the Company’s obligation to deliver the Shares have been satisfied or waived. The Closing Date is scheduled for Friday, August 15, 2014, at 10:00 am.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(q).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any effect that can reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or this Agreement.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(l).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Securities Act” is as defined in the Recitals.

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“Shares” means 129,851,356 shares of Common Stock.

“Subscription Amount” means $1,300,000 in good funds and U.S. currency, which is the amount to be paid for the Shares purchased hereunder.

“Trading Day” means any calendar day in which the Trading Markets are open for trading.

“Trading Market” means the following markets or exchanges: the Nasdaq Capital Market, the New York Stock Exchange MKT, the New York Stock Exchange or the Nasdaq National Market, or the OTCBB or OTC Pink.

“Transaction Documents” means this Agreement, the Settlement Agreement and Mutual Release attached hereto as Exhibit 1, the Callable Warrant attached to Exhibit 1 to be delivered at the Closing, and any other documents or agreements or certificates to be delivered at the Closing to complete the transactions contemplated hereunder.

“Transaction End Date” means August 19, 2014.

ARTICLE II.

PURCHASE AND SALE

2.1         Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Shares. The Purchaser shall deliver to the Company via wire transfer in immediately available funds equal to the Subscription Amount and the Company shall deliver to the Purchaser the Shares and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Burns, Figa & Will, P.C., or such other location as the parties shall mutually agree.

2.2         Deliveries.

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser (or as otherwise specified) the following:

(i)           This Agreement duly executed by the Company;

(ii)          Resolutions of the Company’s board of directors as it existed immediately before the Closing approving this Agreement and the transactions contemplated hereby, the Transaction Documents, and (subject to the completion of the Closing) the acceptance of resignations of certain directors, appointment of new directors to fill such vacancies, appointment of executive officers of the Company to serve following the Closing, issuance of the Callable Warrants and surrender of the outstanding stock options, and such other resolutions as may be appropriate in the circumstances;

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(iii)        The Certificate for the Shares, duly executed by the Company;

(iv)         Resignations in the form of Exhibit 2 executed by Messrs. Overton and van Houweninge; and

(v)          A certificate signed by the President of the Company as to the accuracy and completeness of the representations and warranties of the Company set forth in Section 3.1 hereof.

(b)          On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, to each director of the Company, and the Company’s counsel the following:

(i)          This Agreement duly executed by the Purchaser;

(ii)         Resolutions of the Company’s board of directors (the “New Board”) as it will exist immediately after the effectiveness of the resolutions set forth in Paragraph 2.2(a)(ii) above ratifying such resolutions, accepting their appointment to the Board of Directors of the Company, appointing officers of the Company, and taking such other actions as they then determine to be advisable, executed by the four members of the Board of Directors constituting the New Board.

(iii)        The following documents authorized by the New Board and duly executed by the Company (by its President appointed by the New Board), to be effective immediately following the Closing pursuant to authorization both by the existing Board of Directors of the Company and the New Board and Mr. Overton:

•	The Settlement Agreement and Mutual Release; and
•	The Callable Warrant; and
•	Resignation as a director in the form of Exhibit 2

(iv)         The following documents duly authorized by the New Board and executed by the Company (by its President appointed by the New Board), to be effective immediately following the Closing pursuant to authorization both by the existing Board of Directors of the Company and the New Board) and Mr. van Houweninge:

•	The Settlement Agreement and Mutual Release;
•	The Callable Warrant ; and
•	Resignation as a director in the form of Exhibit 2

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(v)          The following documents duly executed by the Company (by its President immediately following the Closing, to be effective immediately following the Closing) and Mr. Nicolaysen:

•	The Callable Warrant ; and
•	Consent to resign as an officer and continue as a director of the Company in the form of Exhibit 3.

(vi)         The following documents duly executed by the Company (by its President immediately following the Closing, to be effective immediately following the Closing) and Mr. Bennett:

•	The Callable Warrant; and
•	Consent to continue as a director of the Company in the form of Exhibit 4.

(vii)        The Subscription Amount by wire transfer to the following account of the Company:

•	Beneficiary Name: Rancher Energy Corp
•	Bank Routing number: 107005047
•	Account number: 3665748089
•	Bank name and address: First Bank, N.A.

    10403 W. Colfax Ave.

    Lakewood, CO 80215

(viii)      a certificate signed by the President of the Purchaser as to the accuracy and completeness of the representations and warranties of the Purchaser set forth in Section 3.2 hereof and its agreement to perform the post-Closing Date covenants set forth in Article IV.

2.3           Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)         All obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement has occurred.

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(b)          The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)          The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)         All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        The delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         There shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)          The transactions contemplated by this Agreement shall have been consummated simultaneously with the Closing hereunder;

(vi)         If the Common Stock is traded on a Trading Market at the date hereof, from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in the case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchaser concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby make the representations and warranties set forth below to the Purchaser.

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(a)          Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation only in the State of Colorado, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. There are no subsidiaries of the Company.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company, the execution and delivery of this Agreement by the Company and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, or the board of directors or the stockholders in connection therewith. Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by them and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of theirs enforceable against them in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. This Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with the terms thereof except (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of theirs is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of theirs is bound or affected; except in the case of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. The representations and warranties made by the Company in this Agreement, and to the knowledge of the Company, the representations and warranties made in this Agreement by the other parties thereto, are true and correct in all material respects.

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(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery, assumption and performance by them of this Agreement or the Transaction Documents to which any of them is a party, other than (i) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws and (ii) the filing with the Commission by the Company of a Form 8-K meeting the disclosure requirements of Form 8-K (collectively, the “Required Approvals”). Although not a Required Approval, the Purchaser and its principals, and Persons to be named as directors of the Company at the Closing will have to prepare and file required Exchange Act notices, including (as appropriate) Forms 3 and Schedules 13D timely in accordance with the rules of the Commission. All franchises, licenses and permits necessary or required to conduct the business of the Company are assignable with the necessity of obtaining the consent of any Person.

(e)          Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in this Agreement and in the Securities Act. The Shares when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(f)          Capitalization. The authorized and issued capitalization of the Company is 275,000,000 shares of Common Stock. As of the date hereof, there are 119,862,791 shares of Common Stock issued and outstanding; following the issuance of the Shares as contemplated in this Agreement, there will be a total of 249,714,147 shares of Common Stock issued and outstanding. The Company has not issued any Common Stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.

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Except as a result of the purchase and sale of the Shares and the Company’s entry into the Settlement Agreement and Mutual Release (in the form attached hereto as Exhibit (1)) and the Callable Warrant attached thereto, there are no outstanding options, warrant, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, except certain options for approximately 12,000,000 shares held by the directors of the Company, all of which will be cancelled at the Closing in exchange for the issuance of the Callable Warrants to each director representing the right by each to purchase 5,000,000 shares of Common Stock on the terms specified therein (a total of 20,000,000 shares).

The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

To the best of the Company’s knowledge, all of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

As of their respective dates and to the knowledge of the Company, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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To the knowledge of the Company, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. To the knowledge of the Company, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the consolidated financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)          Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report:

(i)          There has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,

(ii)         The Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and liabilities contemplated by this Agreement, (B) costs and expenses (including legal fees and accounting fees) in connection with the negotiation and drafting of the Transaction Documents and completing the transactions contemplated hereby and in compliance with the Company’s reporting requirements under the Securities Act and the Exchange Act; and (C) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission,

(iii)        The Company has not altered its method of accounting,

(iv)         The Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and

(v)          The Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans.

The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made or that could reasonably be expected to result in a Material Adverse Effect.

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(i)          Litigation. To the knowledge of the Company, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any governmental authority involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(j)          Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(k)          Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, this Agreement, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in the case as could not have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants. The other parties to this Agreement has not breached any material provision thereof.

(l)          Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to consummate the transactions contemplated by this Agreement and to conduct their respective businesses as contemplated by this Agreement and as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)          Title to Assets. The Company is not engaged in business operations and is a “shell company” as that term is defined in Commission Rule 144(i). The Company has good and marketable title in fee simple to all material property owned by it, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.

(n)          Patents and Trademarks. NONE.

(o)          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p)          Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary, director’s fees, or other consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

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(q)          Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement or the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(s)          Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the applicable rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

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(t)          Investment Company. The Company has no operating business, its assets consist of cash and short term deposits, and meets the definition of “investment company” within the meaning of the Investment Company Act of 1940, as amended, but believes that it meets the definition of a “transient investment company” as that term is defined in Commission Rule 3a-2.

(u)          Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, except notice from OTC Markets that the Company no longer meets the requirements of trading on the OTCQB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements to which it is now subject.

(w)          Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(x)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchaser regarding this Agreement, the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

PurchaseAgrSecurities(TerexEnergyCorp)	14

(y)          No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(z)          Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Debentures hereunder, the Company is solvent and has the necessary capital to pay its liabilities and obligations as they become due.

(aa)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(bb)         No General Solicitation. Neither the Company nor any person acting on its behalf has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser.

(cc)         Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on its behalf, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)         Accountants. To the knowledge of the Company, the accountants who expressed their opinion with respect to the financial statements that were included in the Company’s Annual Report on Form 10-K for year ended March 31, 2014, were at that time a registered public accounting firm as required by the Exchange Act.

PurchaseAgrSecurities(TerexEnergyCorp)	15

(ee)         No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.

(ff)         Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)         Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.2        Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)          Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account for investment purposes only, not on behalf of any other person or entity, and not with a view to or for distributing, dividending, or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

(b)          Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(c)          No Fees or Commissions. The Purchaser is not aware of the payment of any commission or other remuneration to any person in connection with the execution of this Agreement or the purchase of the Shares.

PurchaseAgrSecurities(TerexEnergyCorp)	16

(d)          Disclosure Documents. The Purchaser has reviewed all SEC Reports and has conducted such further due diligence as the Purchaser may have considered appropriate or necessary in the circumstances, including consulting with management of the Company, the Company’s accountants, members of the Company’s board of directors, and other advisors to the Company as the Purchaser has determined to be appropriate or necessary. The Purchaser acknowledges that the SEC Reports contain disclosure of the material risks of an investment in the Shares, as well as the fact that the Company is currently a shell company and therefore subject to SEC Rule 144(i) which imposes additional restrictions on the transferability of the Shares.

(e)          Purchaser Is Not Aware of Conflicting Information. The Purchaser acknowledges and understands, however, that the Company has not authorized any person to make any statements on the Company’s behalf that would in any way contradict any of the information contained in the SEC Reports or in this Agreement. The Purchaser further represent to the Company that the Purchaser has not relied upon any such representations regarding the Company, its business or financial condition, or this transaction in making any decision to acquire the Shares. The Purchaser agrees that if it becomes aware of any information obtained in any of its due diligence inquiry relating to the purchase of the Shares that is not consistent with the Company’s SEC Reports or the information contained in this Agreement, the Purchaser will bring such inconsistency to the attention of the Company and its legal counsel.

(f)          Purchaser Has No Intention to Sell or Dispose of the Shares. The Purchaser’s present financial condition is such that it is unlikely that it would be necessary for the Purchaser to dispose of the Shares (or any portion thereof) in the foreseeable future. The Purchaser further understands and agrees that:

(i)          The Securities have not been registered under the Securities Act or any state or foreign securities laws, and consequently are and will continue to be restricted securities within the meaning of Rule 144 (and specifically including Rule 144(i)) promulgated under the Securities Act and applicable state statutes.

(ii)         The Purchaser cannot resell the Shares unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from the registration requirements is available.

(iii)        As a result, the Purchaser must bear the economic risks of the investment in the Shares for an indefinite period of time.

(iv)         The Company is the only Person that may register the Shares under the Securities Act and state securities statutes, and has not made any representations to the Purchaser regarding any possible future registration of the Shares or compliance with some exemption under the 1933 Act.

PurchaseAgrSecurities(TerexEnergyCorp)	17

(v)          The Purchaser agrees that it will not sell or attempt to sell the Shares without registration under the Securities Act and any applicable state securities laws, unless exemptions from such registration requirements are available and the undersigned has satisfied the Company that an exemption is available for such sale.

(vi)         The Company has the right to issue instructions to its transfer agent to bar the transfer of any of the certificates representing the Shares except in accordance with the Securities Act.

(vii)        The Purchaser consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Shares and any certificates issued in replacement or exchange therefor.

(g)          The Purchaser represents that

(i)          no part of the funds used by the Purchaser for the Subscription Amount was directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations.

(ii)         The Purchaser’s purchase of the Shares shall not cause the Company or its affiliates to violate any applicable anti-money laundering laws and regulations including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC).

(iii)        The Purchaser and its Affiliates are not acting directly or indirectly for or on behalf of any person, group, entity, or nation named by any Executive Order of the U.S. as a terrorist, Specially Designated National and Blocked Person (SDN) or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC.

(iv)         The Purchaser and its Affiliates are not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of any SDN.

(h)          The Purchaser has consulted with its legal, financial, accounting, tax, and investment advisers regarding the advisability of the Purchaser’s proposed purchase of the Shares.

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(i)          The Purchaser is aware that since the Company’s Common Stock is registered under the Exchange Act, the Company and its principals have certain compliance obligations under the Exchange Act, and it is the Purchaser’s obligation to ensure its and their compliance with such obligations.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Intentionally omitted.

4.2         Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3         Furnishing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.4         Integration. The Purchaser agrees that, following the Closing Date, the Purchaser will not permit or cause the Company to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2(a)(1) of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would be integrated with the offer or sale of the Shares for purposes of the applicable rules and regulations of any Trading Market.

4.5         Securities Laws Disclosure; Publicity. If this Agreement becomes effective before the Closing Date, the Company will, by 8:30 a.m. Denver time on the second Trading Day following the date hereof, issue a press release describing the transactions contemplated hereby, and by 8:30 a.m. Denver time on the third Trading Day following the date hereof, file a Current Report on Form 8-K making such disclosure required by or advisable pursuant to Form 8-K in form approved by the Purchaser and attaching this Agreement and other required exhibits thereto. Such reports may include the name of the Purchaser and its controlling persons. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

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4.6         Securities Laws Disclosure Following the Closing Date; Publicity. Following the Closing Date, the Purchaser will, by 8:30 a.m. Denver time on the first Trading Day following the Closing Date, cause the Company to issue a press release describing the transactions contemplated hereby, and by 8:30 a.m. Denver time on the third Trading Day following the Closing Date hereof, file a Current Report on Form 8-K making such disclosure required by Form 8-K in form approved by the Company prior to the Closing Date and attaching such exhibits as may be required by Form 8-K thereby disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and other required exhibits thereto.

4.7         The Purchaser Will Not Acquire The Company’s Common Stock Prior to the Closing Date. The Purchaser will not acquire any shares of the Company’s Common Stock on any Trading Market prior to the Closing Date, and the Purchaser will advise its Affiliates not to do so.

4.8         Reservation of Shares.

The Company shall maintain a reserve from its authorized shares of Common Stock for issuance pursuant to this Agreement, a total of at least 52% of the authorized shares of common stock.

4.9         Form D; Blue Sky Filings. After the Closing Date, the Purchaser agrees to cause the Company to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to former counsel to the Company and to the former directors of the Company. The Purchaser will also cause the Company to take such additional action as it shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

ARTICLE V.

MISCELLANEOUS

5.1         Termination. This Agreement may be terminated by the Purchaser if the Closing has not been consummated on or before the Transaction End Date; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2         Fees and Expenses. At the Closing, the Company shall pay Burns, Figa & Will, P.C., the legal fees and expenses incurred by the Purchaser in connection with the Transaction Documents. The Company shall pay the Purchaser’s legal fees and expenses in connection with the enforcement and performance of this Agreement and all amendments and waivers hereunder and under the other Transaction Documents. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchaser.

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5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Denver time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Denver time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.8           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

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5.9           Governing Law; Jurisdiction and Venue. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof.

Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of Denver, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of Denver, Colorado, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. In each case, the party giving notice shall also send a copy of such notice to the counsel for the party receiving such notice (that is, in the case of the Company, to Burns, Figa & Will, P.C., attention Herrick K. Lidstone, Jr., Esq.; and in the case of the Purchaser, to Michael A. Littman, Esq.). Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery and/or exercise of the Shares and Callable Warrants, as applicable for the applicable statue of limitations.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by the party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.PDF” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.PDF” signature page were an original thereof.

PurchaseAgrSecurities(TerexEnergyCorp)	22

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable that does not materially impact the rights or obligations of any party hereunder, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.15         Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

5.16         Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

5.17         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. In each case, the signatory represents and warrants that in executing this agreement on behalf of such party, the signatory is doing so with all required corporate authority.

RANCHER ENERGY CORP.	Address for Notice:

By:	P.O. Box 40
Name: Jon Nicolaysen	Henderson, CO 80640
Title: President & CEO

Address for Notice:
TEREX ENERGY CORP.
By:

By:
Name:
Title:

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Exhibit 1

Settlement Agreement and Mutual Release to be entered into by

A.L. (Sid) Overton

and

Mathijs van Houweninge

(being the directors of the Company who are resigning from the Board of Directors)

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Exhibit 2

Form of Resignation

Rancher Energy Corp.

P.O. Box 40

Henderson, CO 80640

Gentlemen:

I hereby submit my resignation as a director of Rancher Energy Corp. (“Rancher”) and of any and all other positions that I hold at Rancher, effective immediately upon delivery of this letter. I am doing so for personal reasons and as a condition of a stock purchase by Terex Energy Corp. (“Terex”), and not because of any disagreement with management of Rancher or Rancher itself.

I hereby surrender all options, warrants, and other rights to purchase shares of Rancher common stock that I hold prior to the date hereof, and I hereby accept the Callable Warrant. I have consulted with my tax, investment, accounting, legal, and other advisors in connection with so doing and I am not relying on any advice from counsel to Rancher or counsel to Terex.

I wish you the best for the future.

Sincerely yours,

Name

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Exhibit 3

Consent to Resign as an Officer and Continue as a Director

Rancher Energy Corp.

P.O. Box 40

Henderson, CO 80640

Gentlemen:

I hereby resign as an officer of Rancher Energy Corp. (“Rancher”), acknowledging that I hold the offices of President, Chief Executive Officer, and Acting Chief Accounting Officer, effective immediately upon delivery of this letter. I hereby consent to continue as a director of Rancher following the completion of the stock purchase by Terex Energy Corp. I will continue to serve in such capacity until removed by the Rancher stockholders, not re-elected by the stockholders of Rancher, or until I resign, whichever is the first to occur.

I hereby surrender all options, warrants, and other rights to purchase shares of Rancher common stock that I hold prior to the date hereof, and I hereby accept the Callable Warrant. I have consulted with my tax, investment, accounting, legal, and other advisors in connection with so doing and I am not relying on any advice from counsel to Rancher or counsel to Terex.

Sincerely yours,

Jon C. Nicolaysen

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Exhibit 4

Consent to Continue as a Director

Rancher Energy Corp.

P.O. Box 40

Henderson, CO 80640

Gentlemen:

I hereby consent to continue as a director of Rancher Energy Corp. (“Rancher”) following the completion of the stock purchase by Terex Energy Corp. I will continue to serve in such capacity until removed by the Rancher stockholders, not re-elected by the stockholders of Rancher, or until I resign, whichever is the first to occur.

I hereby surrender all options, warrants, and other rights to purchase shares of Rancher common stock that I hold prior to the date hereof, and I hereby accept the Callable Warrant. I have consulted with my tax, investment, accounting, legal, and other advisors in connection with so doing and I am not relying on any advice from counsel to Rancher or counsel to Terex.

Sincerely yours,

Jeffrey B. Bennett

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Schedule of Options

Outstanding Options

Name	# of Options	Exercise Price	Expiry

PurchaseAgrSecurities(TerexEnergyCorp)	29